Exhibit 10.1

                 SEACOR HOLDINGS INC. 2007 SHARE INCENTIVE PLAN

                              NON-EMPLOYEE DIRECTOR
                     ANNUAL SHARE INCENTIVE GRANT AGREEMENT

                  THIS ANNUAL SHARE INCENTIVE GRANT AGREEMENT ("Agreement") is made and entered into as of [DATE] ("Grant Date") by and between SEACOR Holdings Inc. (the "Company"), and __________ (the "Non-Employee Director") pursuant to the terms and conditions of the Seacor Holdings Inc. 2007 Share Incentive Plan (the "Plan").

SECTION 1. STOCK OPTION AWARD.

(a) Stock Option Grant. On the terms and conditions set forth in this Agreement and the Plan, the Company grants to the Non-Employee Director on the Grant Date a Stock Option to purchase a number of shares of Company common stock, par value $.01, (the "Common Stock") at the Exercise Price, as set forth below. This Stock Option shall not constitute "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


   -------------------------------- --------------------------------------------
   Shares
   -------------------------------- --------------------------------------------
   -------------------------------- --------------------------------------------
   Exercise Price
   -------------------------------- --------------------------------------------

   -------------------------------- --------------------------------------------
   Vesting This Stock Option shall vest and become exercisable upon the earlier of:
                                    (A) the first anniversary of the Grant Date
                                    and
                                    (B) the date of the first annual meeting of
                                    the stockholders of the Company after the
                                    Grant Date, provided that the Non-Employee
                                    Director continues to serve as a director of
                                    the Company on such date.
                                    VESTING ACCELERATOR: This Stock Option shall
                                    become 100% vested and immediately
                                    exercisable in the event of (A) a Change in
                                    Control or (B) the termination of the
                                    service of a Non-Employee Director by reason
                                    of Disability or death.
   -------------------------------- --------------------------------------------

(b) Payment of Exercise Price. The Stock Option Exercise Price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.

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(c) Term.

           (i) In General. Subject to earlier termination as set forth herein, this Stock Option shall terminate on the tenth anniversary of the Grant Date.

           (ii) Termination of Directorship (voluntary retirement or failure to be nominated/elected to the Board). In the event that the service of the Non-Employee Director is terminated by reason of (x) voluntary retirement from service as a director of the Company or (y) failure of the Company to nominate for re-election such Non-Employee Director who is otherwise eligible or (z) the failure of such Non-Employee Director to be re-elected by Stockholders following nomination by the Company (in the case of (y) and (z), if such failure to be nominated/elected to the Board was not due to Cause) this Stock Option to the extent vested as of the date of such termination shall expire on the earliest of: (xx) the expiration of the term set forth in Section 1(b)(i) above and (yy) one (1) year after the date of such termination of service.

           (iii) Termination of Directorship due to Death or Disability. In the event that the service of the Non-Employee Director is terminated by reason of death or Disability (as defined in Section 22(e)(3) of the Code), this Stock Option shall expire on the earliest of: (x) the expiration of the term set forth in Section 1(b)(i) above and (y) one (1) year after the date of such termination of service. Notwithstanding the above, in the event that the service of the Non-Employee Director is terminated by reason of death and this Stock Option has a remaining term of less than one (1) year on such date, the term of this stock option shall automatically be extended to the first anniversary of the date of death.

           (iv) Termination of Directorship Due to Any Other Reason Including Cause. In the event that the service of the Non-Employee Director is terminated by any reason other than voluntary retirement, failure to be nominated/elected to the Board without Cause, death or disability, this Stock Option shall no longer be exercisable and shall terminate and be of no further force or effect from and after the date of such termination. For purposes of this agreement, "Cause" shall mean the failure of the Company to nominate for re-election such Non-Employee due to any act of (x) fraud or intentional misrepresentation or (y) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company.

SECTION 2. STOCK AWARDS

(a) Stock Award Grant. On the terms and conditions set forth in this Agreement and the Plan, the Company grants to the Non-Employee Director on the Grant Date a Stock Award of [NUMBER] shares of Common Stock as follows:

       --------------------------- -----------------------------------
                 Shares                    Delivery/Vesting Date
       --------------------------- -----------------------------------

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(b) Termination of Directorship for Any Reason. In the event that the
Non-Employee Director's service as a director of the Company terminates for any reason, any and all unvested Stock Awards for which the Delivery/Vesting date as of the date of such termination shall terminate and become null and void.

SECTION 3. ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

(a) Adjustments. If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Award (including any unvested Stock Award) such that each such Stock Option and Stock Award shall thereafter be exercisable or vested and deliverable for such, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option and Stock Award had such Stock Option and Stock Award been exercised or vested and delivered in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of a Non-Employee Director's rights under the Plan, the Board will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Stock Options and Stock Awards (including unvested Stock Awards), and the exercise price applicable to outstanding Stock Options.

(b) Change in Control. In the event there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all unvested Stock Awards shall immediately become vested and deliverable, as the case may be. For purposes of this Section 2(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

           (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

           (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

           (iii) The Common Stock shall cease to be publicly traded; or

           (iv) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

           (v) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section


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2(b)(ii) or (iii) above, and such transaction shall have been consummated.

           (vi) Notwithstanding the foregoing, none of the following shall constitute a Change in Control of the Company: (A) any spin-off of a division or subsidiary of the Company to its stockholders; or (B) any event listed in (i) through (v) above that the Board determines not to be a Change in Control of the Company.

           (vii) For purposes of Section 2(b), "Continuing Directors" shall mean
(x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

           (viii) The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

SECTION 4. ADMINISTRATION

(a) Nontransferability. Stock Options and the right to receive unvested Stock Awards granted under the Plan to a Non-Employee Director shall not be transferable otherwise except, in the case of Stock Options, by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director. In the event of the death of the Non-Employee Director, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death by such Non-Employee's representative.

(b) Issuance of Stock Certificates and Related Matters. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under this Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of


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benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(c) Tenure. A Non-Employee Director's right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

(d) Governing Law. The Plan and this Agreement and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to its choice-of-law provisions.

(e) Share Incentive Plan and Defined Terms. This Award is granted under and subject to the terms of the Plan, which is incorporated herein by reference. If there is any inconsistency between the terms of the Plan and the terms of this Agreement, the Plan's terms shall supersede and replace the conflicting terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.


IN WITNESS WHEREOF, each of the parties hereto have duly executed this Agreement on the date and year first above written.

                                            SEACOR HOLDINGS INC.

                                            By:
                                                -----------------------------
                                            Title:


                                            NON-EMPLOYEE DIRECTOR

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